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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-38209 of Communications Instruments, Inc. and subsidiaries on Form S-4 of our report dated February 14, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 14, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche LLP

Greenville, South Carolina
January 15, 1998